NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

April 29, 2011

Dear Stockholder:

I am pleased to invite you to the Annual Meeting of Stockholders of ENGlobal Corporation (“ENGlobal”). The meeting will be held at the Crowne Plaza Houston North Greenspoint, 425 N. Sam Houston Parkway E, Houston, Texas on Thursday, June 16, 2011 at 10:00 a.m., local time.

At the meeting, you and the other stockholders will be asked to vote on the following:

●	the election of five directors to the Board of Directors of ENGlobal;
●	the ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2011; and
●	any other business which properly comes before the meeting or at any adjournment or postponement thereof.

This year we are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our proxy statement and annual report at http://www.proxyvote.com. On or about May 6, 2011, we will mail our stockholders a notice containing instructions on how to access our proxy materials and vote online. The notice also provides instructions on how you can request proxy materials to be sent to you by mail or email and how you can enroll to receive proxy materials by mail or email for future meetings.

Only stockholders of record at the close of business on April 18, 2011 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Each share entitles the holder to one vote. You can vote over the Internet at http://www.proxyvote.com or by casting a ballot at the meeting. You may also vote by telephone by following the instructions found on the Internet site. If you request to receive proxy materials by mail or email, you may vote by any of the above methods or by mailing a proxy card. For specific voting information, see “General Information” beginning on page 1 of the enclosed proxy statement.  Please submit a proxy or voting instructions in advance of the meeting even if you plan to attend the meeting.  Submitting a proxy or voting instructions will not prevent you from attending the meeting in person, if you so desire, but will help ENGlobal ensure a quorum and reduce the expense of additional proxy solicitation.

Attendance is limited to stockholders of ENGlobal, their proxy holders and our guests. Stockholders holding stock in brokerage accounts must bring a brokerage statement or other evidence of share ownership as of April 18, 2011 in order to be admitted to the meeting.

Sincerely,

William A. Coskey, P.E.
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Time and Date	10:00 a.m., local time, on Thursday, June 16, 2011
Place	Crowne Plaza Houston North Greenspoint 425 N. Sam Houston Parkway E. Houston, Texas
Items of Business
(1) To elect five Directors to the Board of Directors of ENGlobal;
(2) To ratify the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2011; and
(3) To consider such other business as may properly come before the meeting.

Except with respect to the procedural matters incident to the conduct of the Annual Meeting, we are not aware of any other business to be brought before the Annual Meeting.

Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to notice of, and to vote at, the Annual Meeting only if you were an ENGlobal stockholder as of the close of business on April 18, 2011.
Meeting Admission
You are entitled to attend the Annual Meeting only if you were an ENGlobal stockholder as of the close of business on April 18, 2011 or hold a valid proxy for the Annual Meeting.  You should be prepared to present photo identification for admittance.  If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 18, 2011, a copy of the voting instruction card provided by your bank or brokerage firm, or other similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

The Annual Meeting will begin promptly at 10:00 a.m., local time.  Check-in will begin at 9:00 a.m., local time, and you should allow ample time for the check-in procedures.

Voting
Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote as soon as possible.  This will not only ensure the presence of a quorum at the Annual Meeting but also that your shares are voted in accordance with your wishes.  You will be able to vote either via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting.  For detailed information regarding voting, please refer to the section entitled “Questions and Answers – How Do I Vote?” on page 4 of this Proxy Statement and the instructions on the proxy or voting instruction card.

By Order of the Board of Directors,

Natalie S. Hairston
Chief Governance Officer and Corporate Secretary

This notice of Annual Meeting and Proxy Statement and form of proxy are first being distributed to stockholders on or about April 29, 2011.

i

2011 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

ii

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of ENGlobal Corporation (“ENGlobal”) for the 2011 Annual Meeting of Stockholders (the “Meeting”) and for any adjournment or postponement of the Meeting. In this Proxy Statement, we refer to ENGlobal as the “Company,” “we,” “our” or “us.”

We are making these proxy materials available to you on the Internet. On or about May 6, 2011, we will mail a notice to our stockholders containing instructions on how to access the proxy materials at http://www.proxyvote.com and vote online. In addition, stockholders may request proxy materials to be sent to them by mail or email.

Who is soliciting my proxy?

We, the Board of Directors of ENGlobal (the “Board”), are making these proxy materials available to you in connection with our solicitation of proxies for use at the Meeting.  Specified directors, officers, and employees of ENGlobal may also solicit proxies on our behalf by mail, phone, fax, or in person.

Who is paying for this solicitation?

ENGlobal will pay for the solicitation of proxies, including the cost of preparing and assembling these proxy materials, making these proxy materials available on the Internet, mailing notices to our stockholders, and mailing these proxy materials to our stockholders on request.  We have retained and pay a fee to Broadridge Financial Solutions, Inc. to assist us in making our proxy materials available on the Internet and tabulating our proxies, but we pay no separate compensation solely for the solicitation of proxies.

What is the purpose of the Meeting?

At the Meeting, stockholders will be asked to (1) elect directors and (2) ratify the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2011.

Who is entitled to vote at the Meeting?

Only stockholders of record at the close of business on April 18, 2011, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting. If you were a stockholder of record on that date, you are entitled to vote all of the shares you held on that date at the Meeting, or any postponements or adjournments of the Meeting.

If your shares are registered directly in your name, you are the holder of record of these shares and we will send the notice and online access and voting instructions directly to you.  If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record will send voting instructions to you.

How many votes do I have?

You have one vote at the Meeting, or any postponements or adjournments of the Meeting, for each share of our Common Stock you owned as of the record ate.  Stockholders do not have cumulative voting rights.

How do I vote?

You may submit a proxy or voting instructions over the Internet at http://www.proxyvote.com by following the instructions provided in the notice mailed to you or by voting in person at the Meeting. You may also submit a proxy or voting instructions by telephone by following the instructions found on the Internet site. If you request proxy materials by mail or email, you may submit a proxy or voting instructions by any of the above methods or by completing and mailing a proxy card.

If you hold your shares in street name, you have the right to direct your broker, bank or other holder of record how to vote by following the instructions sent to you by the holder of record. If you desire to vote in person at the Meeting, as a holder in street name, you must provide a legal proxy from your bank, broker or other holder of record.

May I revoke my proxy or change my voting instructions?

Yes, you may revoke your proxy or change your voting instructions by (a) voting in person at the Meeting, (b) casting a vote over the Internet or by telephone at a later date or (c) sending a written notice of revocation to our Corporate Secretary by mail to ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-5914 or by facsimile at (281) 878-1011; provided, that, with regard to (b) and (c), the Company receives such change prior to the Meeting. If you request proxy materials by mail or email, you may also change your proxy by mailing a proxy card with a later date, provided that the Company receives the later dated proxy card prior to the Meeting. If you submit a new proxy, only your later dated proxy (whether cast by Internet, telephone, mail or in person) will be counted.

What are the Board’s recommendations?

The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. The Board recommends a vote FOR the election of five directors to our Board to serve until the next annual meeting of stockholders and FOR the ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2011.

If any other matter properly comes before the Meeting, with regard to any proxies submitted by stockholders, William A. Coskey, P.E. and Edward L. Pagano will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

How many votes must be present to hold the Meeting?

We will have a quorum, and will be able to conduct the business of the Meeting, if the holders of a majority of shares of Common Stock outstanding and entitled to vote are represented in person or by proxy at the Meeting. As of the record date, 27,294,852 shares of Common Stock, representing the same number of votes, were outstanding. Thus, the presence in person or by proxy of the record holders of at least 13,647,427 shares of Common Stock will be required to establish a quorum. Stockholders of record who are present at the Meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Meeting, will be included in the number of stockholders present at the Meeting for purposes of determining whether a quorum is present.

What vote is required to approve each item?

The election of directors is decided by a plurality of the votes cast.  For this purpose, “plurality” means that the individuals receiving the largest number of affirmative votes, whether or not they receive a majority of the votes, are elected as directors, up to the maximum number of directors to be chosen at the election.  A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with regard to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

           With regard to each other item voted on at the Meeting, including the ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2011, the affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote on the item will be required for approval.  A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.  Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What if I do not mark a voting choice for some of the matters listed on my proxy card?

If you request proxy materials by mail or email and send a proxy card without specifying a vote or an abstention, your shares will be voted “FOR” the director nominees listed on the proxy card and in this Proxy Statement, and for the ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2011.

Could other matters be decided at the Meeting?

We do not know of any matters that will be considered at the Meeting other than the items set forth in this Proxy Statement. If other matters are properly raised at the Meeting, your proxy authorizes the Proxy Holders to vote as they think best, unless authority to do so is withheld by you in your proxy.

What happens if the Meeting is postponed or adjourned?

If the Meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted at the Meeting.

How do I get copies of the exhibits filed with ENGlobal’s Form 10-K?

We are furnishing our annual report to our stockholders over the Internet.  You may read, print and download our annual report at http://www.proxyvote.com.  You may request the annual report be sent to you by mail or email by following the instructions on the notice of Internet availability to be mailed to you on or about May 6, 2011.  ENGlobal will provide to any stockholder as of the record date, who so specifically requests in writing, copies of the exhibits filed with ENGlobal’s Annual Report on Form 10-K for a reasonable fee. Requests for such copies should be directed to Corporate Secretary, ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-5914. The annual report may also be read, downloaded and printed at www.englobal.com. In addition, copies of all exhibits filed electronically by ENGlobal may be reviewed and printed from the SEC’s website at: www.sec.gov.

CORPORATE GOVERNANCE

The following section summarizes information about our corporate governance policies, our Board and its committees and the director nomination process.

Our Governance Practices

Corporate Governance Guidelines

           We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. During the past year, we continued to review our corporate governance policies and practices, the corporate governance rules and regulations of the SEC, and the rules of the NASDAQ Stock Market (“NASDAQ”).

In 2010, we reviewed our Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee Charters, Corporate Code of Conduct, and other policies and procedures required by applicable law or stock exchange listing standards. You can access and print these documents from the “Investor Relations” section of our website at www.englobal.com or you can request copies at no cost by writing us at ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, TX 77060-5914, Attention: Investor Relations.

Corporate Code of Conduct

The Company has adopted a Corporate Code of Conduct that applies to all of the Company’s directors, officers and employees in accordance with NASDAQ rules. The purpose and role of this code is to focus our officers, directors, and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty and accountability. We have posted our Code of Conduct on the “Investor Relations” section of our website at www.englobal.com.

The Company also has a Code of Ethics applicable to the Chief Executive Officer and certain senior financial officers of the Company that complies with Item 406 of Regulation S-K of the Exchange Act and with applicable NASDAQ rules.  We have posted our Code of Conduct on the “Investor Relations” section of our website at www.englobal.com.

The Board of Directors

Board Size; Meetings of the Board

Our Board currently has five members (its authorized size).  During 2010, the Board met 14 times and each director attended at least 75% of the meetings.  For information regarding meetings of the committees of our Board, see “Committees of the Board of Directors—Committee Composition and Meetings” below.

Executive Sessions; Lead Director

           In 2010, the Company held nine executive sessions of its non-employee directors, Messrs. Gent, Hale and Roussel.  Any non-employee director can request that an executive session be scheduled.  Mr. Gent has served as the Company’s lead independent director since 2002, and was re-elected to this role in 2011.

Director Independence

           The Board has determined that no director has a relationship which, in the opinion of the Board, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director, and that all current directors, except Mr. Coskey, meet the criteria for independence under NASDAQ rules. The Board has also determined that the members of each of its committees, including the Audit Committee, meet the criteria for membership applicable to each committee under the NASDAQ listing standards and applicable SEC rules and regulations.

Director Attendance at Annual Meetings

All of our directors, except Mr. Hale, attended the 2010 annual meeting and we expect that all directors standing for reelection will attend the 2011 Meeting.

Board Evaluation Process

The Nominating & Corporate Governance Committee conducts an annual evaluation to determine whether the Board, its committees and its members are functioning effectively. The evaluation focuses on the Board’s (and each Board committee’s and member’s) contribution as a whole to us and on areas that the Board, any Board committee, any individual director and/or management believe can be improved.

Director Elections

Directors will be elected by a favorable vote of a plurality of the shares of common stock present, in person or by proxy, at the Meeting and entitled to vote.

Committees of the Board of Directors

Committee Composition and Meetings

Each of our directors attended at least 75% of the total meetings held by all Board committees on which they served in 2010.

Committee	Members	# of Meetings in 2010

Audit Committee	Randall B. Hale (Chairperson) David W. Gent David C. Roussel	6

Compensation Committee	David C. Roussel (Chairperson) David W. Gent Randall B. Hale	7

Nominating & Corporate Governance Committee	David W. Gent (Chairperson) Randall B. Hale David C. Roussel	5

Summary of Committee Responsibilities

All of our committee charters are available at www.englobal.com.

Audit Committee

The purposes of the Audit Committee are to oversee:

●	the quality and integrity of our financial statements;
●	our compliance with legal and regulatory requirements; and
●	our independent auditors’ qualifications, independence and performance.

In addition, the Audit Committee annually reviews our disclosures regarding deficiencies, if any, in the design or operation of our internal controls.

The Board has determined that Mr. Hale is qualified as an audit committee financial expert under the SEC’s rules and regulations. In addition, the Board has determined that each member of the Audit Committee has the requisite accounting and related financial management expertise under NASDAQ rules.

Nominating & Corporate Governance Committee

The purposes of the Nominating & Corporate Governance Committee are to:

●
assist the Board by identifying individuals qualified to become Board members and recommend to the Board director nominees for election at the annual meetings of stockholders or for appointments to fill vacancies;

●	recommend to the Board director nominees for each Board committee and advise the Board on the appropriate composition of the Board and its committees;
●	make an annual report to the Board on succession planning;
●	advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices; and
●	implement the annual performance review process for the Board and its committees.

In addition, the Nominating & Corporate Governance Committee reviews all relationships each director has with us and reports the results of its review to the Board with appropriate recommendations, if any, for approval.

Compensation Committee

The purposes of the Compensation Committee are to:

●	review, evaluate and approve our agreements, plans, policies and programs to compensate our officers and directors;
●	oversee our plans, policies and programs to compensate our employees;
●
review the Compensation Discussion and Analysis and, based on that review and discussion, determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in our annual report or Proxy Statement for the Meeting;

●	produce a report for inclusion in our Proxy Statement for the Meeting;
●	evaluate the performance of our Chief Executive Officer and executives;
●
set the compensation for our Chief Executive Officer and such other executives as the Compensation Committee deems appropriate and otherwise discharge the Board’s responsibilities relating to compensation of our officers and directors; and

●	encourage stock ownership by directors and executives, including through the use of equity compensation programs.

The Compensation Committee has discretion to establish and delegate some or all of its authority to subcommittees. During 2010, the Compensation Committee did not establish or utilize a subcommittee for considering or determining executive or director compensation, and it has no current plans to do so. For information regarding the Compensation Committee’s role in setting compensation, see “Executive Compensation—Compensation Discussion and Analysis” and “Director Compensation.”  For information regarding the role of our executive officers in setting compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

During 2010, all members of the Compensation Committee were independent directors and no member is or was our employee. During 2010, none of our executives served on a compensation committee (or equivalent) or a board of directors of another entity that had an executive serving on our Compensation Committee or Board.

Director Nominations

Consideration of Director Nominees

Stockholder Nominees

The Nominating & Corporate Governance Committee will carefully consider all qualified director candidates, whether such candidates are recommended by a stockholder or otherwise.  Any stockholder wishing to recommend a director candidate for the 2012 Annual Meeting of Stockholders should submit his nomination before January 8, 2012 to ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, TX 77060-5914, Attention: Corporate Secretary.  Nominations should include the following information in order to facilitate the Nominating & Corporate Governance Committee’s review and consideration:

●	the name, telephone number and address of the recommending stockholder;
●	the name, age, business address and residence of the director candidate;
●	the principal occupation or employment of the director candidate for the past five years;
●
a description of the director candidate’s qualifications to serve as a director, including financial expertise and why the candidate qualifies or does not qualify as “independent” under the NASDAQ listing standards;

●	the number of shares of the Company’s Common Stock beneficially owned by the director candidate, if any;
●
a description of any arrangements or understandings between the recommending stockholder and the director candidate, if any, or any other person for whom the recommending stockholder is making the recommendation; and

●	whether or not the recommending stockholder and the director candidate consent to being named in the Company’s Proxy Statement with respect to disclosures regarding the nomination process.

No candidate for election to our Board has been recommended within the preceding year by a beneficial owner of 5% or more of our Common Stock.

Director Qualifications

The Nominating & Corporate Governance Committee establishes criteria for selecting new members of the Board. The Board as a whole should reflect a range of skills, knowledge and experience in areas of importance to the Company.  Directors must be committed to upholding the highest standards of personal and professional integrity and to representing the interests of all stockholders, not particular stockholder constituencies.  The Nominating & Corporate Governance Committee places no specific restrictions on the number of terms directors may serve or other Boards on which a director may sit, but directors must possess sufficient time and energy to carry out their duties effectively. A majority of directors must be “independent” under the NASDAQ rules, and members of the Company’s audit committee must meet NASDAQ financial literacy and sophistication requirements.  In determining whether a director is independent, the Board will broadly consider all relevant facts and circumstances.

Identifying and Evaluating Nominees for Directors

The Nominating & Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director.  The Nominating & Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise.  If vacancies are anticipated, or otherwise arise, the Nominating & Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating & Corporate Governance Committee through current Board members, stockholders or other persons.  These candidates will be evaluated at regular or special meetings of the Nominating & Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating & Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the Board.

Communications with the Board

Stockholders may communicate with the Board, Board committees, Non-employee Directors as a group, and individual directors by submitting their communications in writing to ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, TX 77060-5914, Attention: Corporate Secretary.  Any communication must contain:

●	a representation that the stockholder is a holder of record of our capital stock;
●	the name and address, as they appear on our books, of the stockholder sending the communication; and
●	the number of shares of our capital stock that are beneficially owned by such stockholder.

ENGlobal’s Corporate Secretary will distribute such communications to the intended recipient upon receipt, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding the communication.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

PROPOSAL ONE:
ELECTION OF DIRECTORS

Nominees

The number of directors of the Company has been set at five in connection with the Annual Meeting.  At the Annual Meeting, you and the other stockholders will elect five individuals to serve as directors until the next annual meeting of stockholders, until their successors are duly elected or appointed or until their death, resignation, or removal.  With the exception of Mr. Pagano, each of the nominees is currently a member of the Board.

The individuals named as proxies will vote proxies received for the election of all nominees, unless you direct them to withhold your votes.  If any nominee becomes unable to serve as a Director before the Annual Meeting, an event that is not presently anticipated, discretionary authority may be exercised by the persons named as proxies to vote for substitute nominees proposed by the Board.

There are no arrangements or understandings between ENGlobal and any person pursuant to which such person has been elected as Director.

The nominees for Director, each of whom has consented to serve, if elected, are as follows:

Name of Nominee:	William A. Coskey, P.E.
Position:	Chairman of the Board
Director Since:	1985
Age:	58
Present positions and offices with the Company, principal occupations during the past five years and other directorships:

Mr. Coskey founded ENGlobal in 1985 and has served in various positions, including service as Chairman of the Board since June 2005.  From April 2007 until May 2010, he served as Chief Executive Officer.  Prior to that, he served as Chairman of the Board, Chief Executive Officer and President from 1985 until 2001; Chief Operating Officer from 2001 to 2003; and President from 2001 to June 2005.  Mr. Coskey, an honors graduate, received a Bachelor of Science in Electrical Engineering from Texas A&M University in 1975 and is a Registered Professional Engineer. Mr. Coskey has served on the Texas A&M University Electrical Engineering Department Advisory Council since 1999, and as Chairman of the Council since 2006.

Qualifications for Consideration:

The Board selected Mr. Coskey to serve as a director because it believes that, as the Founder of ENGlobal, he provides a unique perspective to the Board.  He was responsible for ENGlobal’s initial public offering in 1994, listing on the American Stock Exchange in 1998, and listing on the NASDAQ Stock Market in 2007.  In June 2009, he was awarded the Ernst & Young Entrepreneur Of The Year® in the Energy Services category for the Houston & Gulf Coast Area.  While he stepped down as CEO in May 2010, Mr. Coskey remains an active Chairman of the Board and the Board believes his industry knowledge and business experiences give him invaluable insights into the Company’s challenges, opportunities and operations.

Name of Nominee:	Edward L. Pagano
Position:	President and Chief Executive Officer
Director Since:	n/a
Age:	52
Present positions and offices with the Company, principal occupations during the past five years and other directorships:

Mr. Pagano has served as the Company’s President and Chief Executive Officer since May 2010.  He brings over 30 years experience in the engineering and consulting businesses. He served in various positions at WorleyParsons Group Inc. and a predecessor, Parsons E&C Corporation, including as President-Americas from October 2004 to August 2008.  Mr. Pagano joined WorleyParsons in 1998 and held the positions of Chief Financial Officer and Chief Operating Officer before being appointed President-Americas.  Prior to joining WorleyParsons, Mr. Pagano held various senior financial positions with The Shaw Group, Aker Kvaerner, URS, and Lurgi Corporation.  Most recently, from August 2008 to May 2010, he served as President-Americas at GL Industrial Service, a technical assurance and consulting firm to the energy industry.  Mr. Pagano received a B.S. in Accounting from Ramapo College and a M.B.A. in Accounting from Seton Hall University.

Qualifications for Consideration:

The Board selected Mr. Pagano to serve as a director because it believes he possesses valuable operational and financial expertise, including extensive experience in the engineering and construction sector.  In addition, the breadth of his experience within operations and finance gives him a unique perspective, which helps the Board understand both the technical and business challenges facing the Company.  He is equally valuable to Board discussions of the Company’s capital and liquidity needs.  As CEO, Mr. Pagano has been responsible management and executive leadership of the company and day-to-day operating activities, as well as ENGlobal’s strategic direction.

Name of Nominee:	David W. Gent, P.E.
Position:	Lead Independent Director
Director Since:	1994
Age:	58
Present positions and offices with the Company, principal occupations during the past five years and other directorships:

Mr. Gent has served as a Director of ENGlobal since June 1994, is Chairman of the Nominating & Corporate Governance Committee and is a member of the Audit and Compensation Committees.  Mr. Gent has served as the Company’s Lead Independent Director since 2002. Since 1991, Mr. Gent has held various positions for Bray International, Inc., an industrial flow control manufacturer located in Houston, Texas.  Since 2005, Mr. Gent has served as Senior Vice President of Bray International and is responsible for overseeing worldwide engineering, information services, and training.  Mr. Gent, an honors graduate, received a Bachelor of Science in Electrical Engineering from Texas A&M University in 1975 and an MBA from Houston Baptist University. He is a Registered Professional Engineer and a senior member of the Instrument Society of America. Mr. Gent serves on the Texas A&M University Electrical Engineering Department Advisory Council, chairs the Bray International, Inc. 401(k) committee and is the Bray representative on various industry councils including the Open DeviceNet Vendors Association and American Water Works Association.  He also holds several patents in the field of industrial flow controls.

Qualifications for Consideration:

The Board selected Mr. Gent to serve as a director because it believes he possesses valuable engineering expertise, including extensive experience managing multinational engineering, research and development, information technology, and manufacturing operations, including domestic and international operations obtained through start-ups and acquisition.  He provides the perspective of a leader who has faced and effectively dealt with economic and governance issues.  In addition, Mr. Gent offers a valuable perspective on global operations and strategy, which informs his judgment as a Board member.

Name of Nominee:	Randall B. Hale
Position:	Independent Director
Director Since:	2001
Age:	48
Present positions and offices with the Company, principal occupations during the past five years and other directorships:

Mr. Hale has served as a Director of ENGlobal since December 2001, and is Chairman of the Audit Committee and a member of the Compensation and Nominating and Corporate Governance Committees.  Mr. Hale is the founder of Rock Hill Capital Group, LLC, an investment management firm, and serves as its Managing Director.  Mr. Hale is responsible for managing all aspects of the investment activities of the Fund including capital raising, deal sourcing and investment management of portfolio companies.  Prior to founding Rock Hill, he served as an Executive Vice President and a Director of Equus Capital Management Corporation, investment advisor to several private equity funds, from November 1992 to November 2002.  As a principal investment officer for Equus, Mr. Hale negotiated and executed multiple purchase and sale transactions involving public and private companies.  In conjunction with these transactions, he was directly responsible for identifying the investment opportunities, arranging the necessary capital to complete the transactions including senior and subordinated debt and equity, and serving in an oversight capacity until the ultimate divestiture of the investment.  Prior to joining Equus in November 1992, Mr. Hale served in an audit, consulting and advisory capacity with a public accounting firm in Houston, Texas.  In September 2004, he co-founded ConGlobal Industries, Inc., a provider of intermodal services to the shipping industry, and currently serves as its Executive Chairman. ConGlobal was formed in September 2004 to facilitate the merger of Container-Care International, Inc., an intermodal services company, with Global Intermodal Systems, Inc.  Prior to the merger, Mr. Hale served as the President and Chief Executive Officer of Container-Care from February 2003 to September 2004.   Mr. Hale serves on several private company boards.  He is the past President and Director of the Houston Venture Capital Association and is an active member of the Association for Corporate Growth.  Mr. Hale received a BBA in Business Administration from Texas A&M University in 1985 and is a certified public accountant.

Qualifications for Consideration:

The Board selected Mr. Hale to serve as a director because it believes he possesses valuable financial expertise, including extensive experience with capital markets transactions and investments in both public and private companies.  Mr. Hale’s CPA background assists ENGlobal with financial and accounting issues and is invaluable to our Board’s discussions of the Company’s capital and liquidity needs.  ENGlobal also benefits from Mr. Hale’s entrepreneurial experience and his service as a director and chairman on several private company boards.

Name of Nominee:	David C. Roussel
Position:	Independent Director
Director Since:	2001
Age:	61
Present positions and offices with the Company, principal occupations during the past five years and other directorships:

Mr. Roussel has served as a Director of the Company since December 2001, and is Chairman of the Compensation Committee and a member of the Audit and Nominating & Corporate Governance Committees. Mr. Roussel has worked for Jefferies Energy Investment Banking, a leading mergers and acquisitions advisor in the global oil and gas industry, or its predecessor companies since 2003 and serves as a Senior Vice President responsible for managing acquisition and divestiture projects on behalf of clients.  Jefferies Energy Investment Banking is a division of Jefferies & Company, Inc., a global investment bank and institutional securities firm.  Mr. Roussel received a Bachelor of Science degree in Mechanical Engineering from Iowa State University in 1971 and completed the Harvard Advanced Management Program in 1992.

Qualifications for Consideration:

The Board selected Mr. Roussel to serve as a director because it believes he possesses valuable engineering experience, including a sound background about the energy industry, business operations and business development practices.  Mr. Roussel’s experience in senior and general management roles helps the Board address the challenges the Company faces with respect to development of its growth strategy, mergers and acquisitions, and joint venture formation.  ENGlobal also benefits from Mr. Roussel’s ability to address diverse matters that come before the Board.

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES TO SERVE AS A DIRECTOR OF ENGLOBAL.

Named Executive Officers

Set forth below is a brief description of the business experience of each Named Executive Officer of ENGlobal Corporation, as defined in Item 402 of Regulation S-K (the “Named Executive Officers”), except Mr. Pagano, whose biography is listed above.

Named Executive Officer:	Robert W. Raiford
Position:	Chief Financial Officer and Treasurer
Age:	65
Present positions and offices with the Company, principal occupations during the past five years:

Mr. Raiford has served as Chief Financial Officer and Treasurer of ENGlobal since December 2001.  Mr. Raiford joined Petrocon Engineering in 1979 and prior to joining ENGlobal, he served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Petrocon and as a director and Secretary of various Petrocon subsidiaries.  Mr. Raiford received an MBA in 1974 and a BBA in Business Management in 1968 from Lamar University.

Named Executive Officer:	Michael H. Lee
Position:	Executive Vice President, Field Solutions
Age:	54
Present positions and offices with the Company, principal occupations during the past five years:

Mr. Lee has served as Executive Vice President of ENGlobal’s Field Solutions segment since May 2006. In June 2010, he took over responsibility for the Company’s inspection group. From 1995 to the acquisition by ENGlobal, Mr. Lee served as President and Chief Executive Officer of WRC/Wilbanks Corporation. Prior to joining WRC in 1987, he was employed in the exploration and production industry as an independent Petroleum Landman. Mr. Lee attended college on an athletic scholarship and received a Bachelor of Science in Business Administration from the University of Northern Colorado in 1980. He is past Chairman of the International Right of Way Association’s Pipeline Committee and is an active member of the American Association of Professional Landmen.

Named Executive Officer:	Rochelle D. Leedy, P.E.
Position:	Senior Vice President, Business Development
Age:	49
Present positions and offices with the Company, principal occupations during the past five years:

Ms. Leedy assumed the role of Senior Vice President - Business Development in June 2010 to lead ENGlobal’s business development efforts across each of the Company’s operating segments.  She served as the President of ENGlobal Systems, Inc. from November 2006 to June 2010 and as the President of ENGlobal Automation Group, Inc. from March 2005 to June 2010. Ms. Leedy has over 25 years of experience in the automation services industry, including the execution of instrumentation and automation projects for Honeywell in North and Latin America.  She is a registered Professional Engineer and received a Bachelor of Science in Chemical Engineering from Lamar University in 1984.

Named Executive Officer:	Timothy P. Rennie, P.E.
Position:	Executive Vice President, Engineering & Construction
Age:	52
Present positions and offices with the Company, principal occupations during the past five years:

Mr. Rennie was appointed Executive Vice President of the Company’s Engineering & Construction segment in January 2011. He joined ENGlobal in September 2010 as Senior Vice President, Gulf Coast Operations (Engineering), with responsibility for both the Engineering & Construction operations and the In-Plant business. Prior to joining ENGlobal, Rennie served as Vice President-Operations (Denver/Phoenix Region) for WorleyParsons (ASX:WOR).  He also held the positions of Vice President-Strategy-U.S. & Latin America/Caribbean and Manager-Global Execution Strategies for WorleyParsons. During his career, Mr. Rennie has also held management and engineering roles at the M.W. Kellogg Company and Union Carbide Corporation. He graduated summa cum laude with an M.S. in Engineering Management from Marshall University and cum laude with a B.S. Mechanical Engineering from West Virginia University. He is a Registered Professional Engineer and a certified Project Management Professional.

Former Named Executive Officer:	Michael M. Patton, P.E.
Position:	Former Senior Vice President, Project Development Former Senior Vice President, Midwest Operations (Engineering)
Age:	57
Present positions and offices with the Company, principal occupations during the past five years:

Mr. Patton’s employment terminated in March 2011.  He joined ENGlobal in 1999, and was appointed Senior Vice President, Midwest Operations (Engineering) in June 2010.  He previously held the position of Senior Vice President of Project Development from October 2009 until June 2010.  Mr. Patton was appointed Senior Vice President of Business Development in 2002 and held that position until October 2009.  He is a Registered Professional Engineer and earned a Bachelor of Science degree in Electrical Engineering from University of Oklahoma in 1975.

PROPOSAL TWO:
THE RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE INDEPENDENT AUDITORS OF ENGLOBAL FOR FISCAL YEAR 2011

The Board has appointed Hein & Associates LLP, an Independent Registered Public Accounting Firm, as auditors to examine the consolidated financial statements of ENGlobal for the fiscal year ended December 31, 2011, and to perform other appropriate audit and advisory services and is requesting ratification of such appointment by the stockholders.  In the event that the stockholders do not ratify the appointment of Hein & Associates LLP, the adverse vote will be considered as a direction to the Board to select other auditors for the next fiscal year.  However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ended December 31, 2011 will be permitted to stand, unless the Board finds other reasons for making a change.  It is understood that even if the selection of Hein & Associates LLP is ratified, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of ENGlobal and its stockholders.

Representatives of Hein & Associates LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.  This proposal will be approved if it receives the affirmative vote of holders of a majority of the shares of Common Stock voted or represented and entitled to vote at the Annual Meeting.

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE INDEPENDENT AUDITORS OF ENGLOBAL FOR FISCAL YEAR 2011.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table shows the number of shares of our Common Stock beneficially owned as of March 31, 2011 by each director, the executives named in the “Summary Compensation Table” and all directors and executives as a group. None of these shares are pledged as security.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)

Mr. Coskey	8,669,035	(2)	32.5%
Mr. Gent	289,820	(3)	1.08%
Mr. Hale	261,820	(4)	*
Mr. Roussel	229,820	(5)	*
Mr. Pagano	22,781		*
Mr. Raiford	85,035	(6)	*
Mr. Lee	75,000		*
Ms. Leedy	79,329	(7)	*
Mr. Rennie	2,626		*
Mr. Patton	151,250	(8)	*
Mr. Harrison	5,125		*
All current directors, nominees, and Named Executive Officers as a group (11 persons)	9,871,641	(9)	35.97%

*   Represents less than 1% of the shares of Common Stock outstanding.

(1)
Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities, has the right to acquire beneficial ownership within 60 days, or acquires such securities with the purpose or effect of changing or influencing the control of ENGlobal.

(2)
Includes 8,668,935 shares of Common Stock held in the name of Alliance 2000, Ltd., whose general partner is jointly owned by Mr. Coskey and his spouse.  Mr. Coskey has shared power to vote and dispose of such shares.

(3)
In accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Mr. Gent to acquire an aggregate 210,000 shares of Common Stock that are exercisable on or within 60 days of March 31, 2011.  Does not include director compensation represented by 8,063 shares of restricted stock, which were granted in 2010 and will vest in 2011.

(4)
In accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Mr. Hale to acquire an aggregate 150,000 shares of Common Stock that are exercisable on or within 60 days of March 31, 2011.  Does not include director compensation represented by 8,063 shares of restricted stock, which were granted in 2010 and will vest in 2011.

(5)
In accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Mr. Roussel to acquire an aggregate 190,000 shares of Common Stock that are exercisable on or within 60 days of March 31, 2011.  Does not include director compensation represented by 8,063 shares of restricted stock, which were granted in 2010 and will vest in 2011.

(6)	In accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Mr. Raiford to acquire an aggregate 25,000 shares of Common Stock that are exercisable on or within 60 days of March 31, 2011.
(7)	In accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Ms. Leedy to acquire an aggregate 75,000 shares of Common Stock that are exercisable on or within 60 days of March 31, 2011.
(8)
Mr. Patton’s employment terminated in March 2011.  Includes 5,000 shares of Common Stock held in a trust for the benefit of Mr. Patton. Mr. Patton has sole power to vote and dispose of such shares. In addition, in accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Mr. Patton to acquire an aggregate 120,000 shares of Common Stock that are exercisable on or within 60 days of  March 31, 2011.

(9)
In accordance with Rule 13d-3(d)(1)(i)(A), includes options to acquire an aggregate 9,871,641 shares of Common Stock that are exercisable on or within 60 days of  March 31, 2011.  The number of shares beneficially owned by all directors and executives as a group represents approximately 35.97% of our outstanding Common Stock as of March 31, 2011.

Appointment of New Chief Executive Officer

On March 31, 2010, ENGlobal’s Board of Directors announced the selection of Mr. Edward L. Pagano to serve as the Company’s new Chief Executive Officer effective May 3, 2010.  William A. Coskey, P.E., co-founder of ENGlobal, will continue to serve as the Chairman of the Board.

The Board has nominated Mr. Pagano to serve as a director during 2011-2012.  In June 2011, Mr. Pagano will receive approximately $75,000 worth of restricted shares of the Company’s Common Stock for his service to the Company during 2011-2012.  The shares will vest over a four-year period with 25% vesting each year beginning December 31, 2011.  Mr. Pagano’s biography is listed above.

Past Named Executive Officers

1.
Effective May 3, 2010, Mr. Coskey resigned his role as CEO of ENGlobal, but continues to serve as the Chairman of our Board of Directors.  Mr. Coskey was not paid a severance upon his resignation as CEO.

2.
On June 28, 2010, Mr. Patton transferred from his role as Vice President of Project Development to assume the role of Senior Vice President, Midwest Operations, leading our operations in the Tulsa, Denver (Engineering) and Chicago markets.  Mr. Patton’s employment terminated effective March 18, 2011. Pursuant to his Employment Agreement, the Company will pay severance to Mr. Patton.

3.
On June 28, 2010, Mr. Harrison transferred from his role as Senior Vice President of Business Development to assume the role of Senior Vice President, Business Development Midwest Operations (Engineering & Construction), pursuing project opportunities in the Tulsa, Denver (Engineering) and Chicago markets.  Mr. Harrison did not receive additional compensation as a result of the change in positions.

Principal Stockholders

The following table sets forth information about persons whom we know to be the beneficial owners of more than 5% of our issued and outstanding Common Stock based solely on our review of the Schedule 13G Statement of Beneficial Ownership filed by these persons/entities with the SEC as of the date of such filing:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)

Alliance 2000, Ltd. c/o 654 N. Sam Houston Pkwy. E. Suite 400 Houston, TX 77060-5914	8,668,935 (2)	32.5%

(1)
Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities, has the right to acquire beneficial ownership within 60 days, or acquires such securities with the purpose or effect of changing or influencing the control of ENGlobal.

(2)
Alliance 2000, Ltd. (“Alliance”) is a Texas limited partnership whose general partner is jointly owned by Mr. Coskey and his spouse.  Of these shares, 1,215,000 are held subject to an Option Pool Agreement pursuant to which options are granted to certain employees of ENGlobal and its subsidiaries.  The Option Pool Agreement terminates on December 21, 2011.

Section 16(A) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, executive officers and persons holding more than 10% of Common Stock must report their initial ownership of Common Stock and any changes in that ownership to the SEC.  The SEC has designated specific due dates for such reports and ENGlobal must identify in this Proxy Statement those persons who did not file such reports when due.

           Based solely upon a review of Forms 3 and 4 and any amendments furnished to ENGlobal during our fiscal year ended December 31, 2010 and any amendments furnished to ENGlobal with respect to the same fiscal year, we believe that our directors, officers, and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements, except that on June 30, 2010, Messrs. Gent, Hale, Pagano, and Roussel, filed separate Form 4s reporting an equity grant on June 17, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a policy requiring that all transactions between the Company and its officers, directors, principal stockholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Company’s Board.  The Company’s Audit Committee is responsible for the review and assessment of all related party transactions.

The Company leases approximately 1,400 square feet of residential space in Charlestown, MA from a limited liability company owned one-half by Michael H. Lee, the Company's Executive Vice President of Field Solutions, and Michael G. Bryant, the Company's Senior Vice President of Field Solutions. Messrs. Lee and Bryant own less than 1% of the Company's stock. Upon its review of comparable lease rates in the area, the Committee believes that this lease is at a commercially reasonable rental rate. ENGlobal assumed the lease when it acquired WRC Corporation, a Colorado corporation, in May 2006.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

This Compensation Discussion and Analysis generally describes the development and current composition of our executive and director compensation programs and policies, and discusses the philosophy and principles underlying those policies and programs. It also gives greater context to the data presented in the tables and narratives that follow. This discussion should be read in conjunction with such tables, which follow beginning on page 23 of this Proxy Statement.

What is our executive compensation program designed to reward?

Our executive compensation program is designed to reward individual performance and to achieve strategic business objectives that are aimed at growing our business and aligning the long-term interests of our executives and stockholders. Specifically, as our production and profits increase, so does executive compensation. Conversely, if production and profits decrease, executive compensation may be less generous.

What are the elements and objectives of our executive compensation program?

Our compensation program for executives consists of base salary, annual incentive awards, long-term incentive awards, and termination and change-in-control arrangements. Using these elements, the Compensation Committee (the “Committee”) has designed our compensation program to prudently use our resources while meeting the following objectives:

●	attract and retain the talent that we believe is required to successfully execute our business strategy;
●	align the interests of our executives with the interests of our stockholders;
●
reinforce expectations of leadership and achievement, consistent with our values and our vision to be the best positioned, most trusted choice for engineering and professional services in the energy sector; and

●	provide a strong incentive to our executives to achieve their potential and our goals and long-term success.

How are executive compensation amounts determined?

In determining target compensation levels for each executive, the Committee considers:

●	total compensation amounts;
●	market data;
●	individual performance;
●	corporate performance;
●	compensation history; and
●	internal equity.

None of these factors are weighted, but are considered together.

Total Compensation Amounts

In determining the individual compensation for ENGlobal’s executives, the Committee considers the total compensation to be awarded to each executive (base salary, annual incentive awards, long-term incentive awards, and termination and change-in-control arrangements) and may exercise discretion in determining the portion allocated to the various components of total compensation.  ENGlobal believes that the focus on total compensation provides the ability to align pay decisions with our short- and long-term business needs.  This approach also allows for the flexibility needed to recognize differences in performance by providing differentiated pay.

Market Data

Market data is a key consideration for the Committee.  The Committee considers this data for general market movement and trends and the positioning of our executives relative to the market. The Committee reviewed and considered market data for a peer group composed of six other engineering and construction companies (Furmanite Corporation, Michael Baker Corporation, Matrix Service Company, TetraTech, Inc., Willbros Group, and VSE Corporation).  These companies were selected primarily because they are representative of the sector in which we operate with respect to each company’s relative leadership position in our sector, its relative size as measured by market capitalization, the relative complexity of the business, and the CEO’s role and responsibilities.  The Committee collects reliable and comparable market information obtained from publicly available SEC filings of similar companies.  Market data is analyzed and valued in its totality, and no one element is considered in isolation.

Market data for target total direct compensation (base salary, targeted annual incentive and expected value of long-term incentive awards) is developed to provide a broad market view. Each executive’s position relative to the market data is reflective of his experience (both with us and with other companies) and the other factors described below.

Individual Performance

The Committee also considers individual performance, including achievement of individualized goals, current and potential impact on corporate performance, reputation, skills, experience, criticality and demonstration of our values as important factors. Our Core Values are:

●	Health, Safety, and Environmental
●	Integrity
●	Teamwork
●	Accountability
●	Quality
●	Communication

The format used for our executives’ annual performance evaluations is the same as for all employees (except our Chairman and our Chief Executive Officer). See “What is the role of our executives in the compensation process?”

Corporate Performance

Significant portions of our annual incentive awards and long-term incentive awards are tied to corporate and operational results, which must be measured to determine the level of payout.  See “Why do we choose to pay each element?”

Compensation Consultant

In fiscal 2010, the Committee did not retain a compensation consultant.  The Committee determined that its collection of reliable and comparable market data obtained from publicly available SEC filings of similar companies was sufficient information to determine appropriate compensation for its executives, including general market movement and trends and the positioning of our executives relative to the market.

Compensation History

In determining an executive’s compensation, the Committee considers the base salary and prior years’ incentive payouts.  The Committee also considers each executive’s equity holdings, including the date of any grants, the types of awards (restricted stock, options, or cash), the vesting provisions, the expiration dates, the exercise prices, and the number of shares granted.  The Committee reviews these historical awards in order to allocate an appropriate portion of executive compensation to retention value.

Internal Equity

The Committee believes that the success of a company depends to a large extent on honest and ethical leadership and teamwork.  Consequently, compensation among senior executives is roughly equivalent.  However, some differences in levels of compensation among our executives exist because of differences in their roles and responsibilities and in the factors discussed above.  The Committee does not use formulas in determining base compensation amounts, but is mindful of internal equity and the impact of perceived fairness related to its decisions.  Bonuses for senior executives are based on a formula tied to a variety of factors, as explained under “Incentive Bonus Plan” below.

How does each element and our decisions regarding that element fit into our compensation program’s objectives and affect other elements?

The Committee believes that, in order to achieve our compensation program’s objectives, a significant portion of executive compensation should be composed of variable, at risk elements, with the majority of these elements being based on alignment with our stockholders and achievement of our long-term success.  Base salaries attract and retain the talent we need to lead and grow our business.  The Committee strives for a balanced and effective mix of elements, which are not weighted in any particular manner.  We have no policies or formulas for allocating among different forms of pay.

Why do we choose to pay each element?

Base Salary

Base salary is paid in cash commensurate with the responsibilities of each individual’s position, subject to adjustment by the Committee based on its annual review of the factors discussed under “How are executive compensation amounts determined?”  The Committee believes the base salaries provide a competitive level of fixed compensation based on the individual’s experience and performance as well as the position’s market value.  See “Summary Compensation Table” for base salary amounts.

Incentive Bonus Plan

ENGlobal adopted an Incentive Bonus Plan as of July 1, 2009 for its Senior Management Team, which includes the Chief Executive Officer, the Chief Financial Officer, the Chief Governance Officer, any Segment President and any Senior Vice President of the Corporation.  The Company adopted a First Amended and Restated Incentive Bonus Plan effective January 1, 2010 to include additional employees.  The purpose of the Plan is to encourage superior performance on key corporate and employee metrics that are critical to our business.  Under the Incentive Bonus Plan, bonus awards are based on achievement of metrics established by the Compensation Committee or the Chief Executive Officer.

Current metrics include consolidated earnings per share, segment contribution, segment safety, and average segment days sales outstanding, but the Compensation Committee or the Chief Executive Officer, as appropriate, has the ability to establish different metrics.  The bonus is determined pursuant to a formula that gives a weight to each metric, and establishes certain thresholds for each metric.  However, the maximum bonus for each participant is subject to a limitation based on a percentage of that participant’s salary.

For the Senior Management Team, the amount of the bonus is based entirely on the application of the formula.  In other cases, bonuses may be calculated for an entire segment or division with the head of that segment or division having authority to allocate the bonus among the employees in that segment or division as he determines appropriate.  Bonuses are calculated semi-annually as of June 30 and December 31 of each year and are paid in cash in two installments in the seven-month period following the period in which they were earned. A participant must be an employee of the Company on the date on which bonus payments are made or he will forfeit his right to receive the bonus.  In addition, for members of the Senior Management Team, bonuses based on financial statements that are later restated are required to be adjusted to reflect the restatement, and the bonus recipient is obligated to repay the bonus to the Company.

The Company was not profitable during 2010, therefore it did not make any incentive bonus payments to the individuals named in the Summary Compensation Table below.  The Company is considering the adoption of a new Short-term Incentive Plan to be effective January 1, 2011, which will supersede the Incentive Bonus Plan.

Long-Term Incentive Awards

Although use of long-term incentive awards is limited, such equity-based awards are available for issuance when appropriate to align our executives’ interests with those of our stockholders.  These awards are designed to retain our executives and to provide them continued motivation to achieve our long-term success.  In selecting recipients for equity grants and in determining the size of such grants, we consider various factors, including:

●	our achievements, financial performance and financial ratios, including revenues, operating income, and earnings per share;
●	Company and individual performance, both on an absolute basis in terms of growth over prior year performance, and against pre-established performance goals;
●	compensation paid by companies of comparable size in businesses similar to our business;
●	the executive’s level of responsibility; and
●	the executive’s contributions in support of our strategies.

For accounting reasons, and to limit dilution to our stockholders, the Committee has moved toward granting restricted stock awards, as a replacement for stock option grants.

The structure of our long-term incentive awards reflects the Committee’s view that the purpose of the executive’s equity compensation is to strengthen alignment with stockholders, provide incentives tied to our performance and serve as a retention vehicle. Time-based equity compensation can be retentive and creates stockholder alignment because their value of the award increases as our stock price increases.  The weighting of the long-term incentive award vehicles is reflective of the Committee’s goal to have a balanced and effective mix of cash and equity elements, which is determined on an individualized basis.

Employment Agreements; Termination and Change-in-Control Arrangements

Messrs. Pagano, Raiford, Lee, Coskey, Patton, and Ms. Leedy are each a party to a written employment agreement (the “Employment Agreements”) with ENGlobal.  Messrs. Rennie and Harrison do not have an employment agreement.  The Employment Agreements provide for an annual base salary, subject to discretionary increases by the Board of Directors, and other compensation in the form of cash bonuses, incentive compensation, stock appreciation rights, and restricted stock awards.  Additionally, the executives receive health, life, and other insurance benefits in accordance with the terms of the Company’s benefit plans, and the Company provides management level support services and reimbursement for specified business expenses.  Copies of the Employment Agreements are on file with the SEC as Exhibits.

The Employment Agreements provide for severance payments and benefits in the case of termination of employment.  If employment ends because of death, the Company will pay any accrued but unpaid salary, additional compensation, and other benefits earned up to that date.  In the case of disability and depending on the executive, salary and benefits would generally be maintained by the Company on behalf of the disabled executive for up to three or six months of disability and for a period of three or six months following the date of termination, and the executive would receive health and life insurance benefits in accordance with the terms of the Company’s benefit plans during that period. At the Company’s option, severance payments and full benefits may be extended for an additional six-month period following the initial period of severance for disability, as defined in the Employment Agreements.

If the Company terminates an executive’s employment for “cause,” as defined in the Employment Agreements, the Company will pay any accrued but unpaid salary, additional compensation, and other benefits earned up to the effective date of termination. However, no other compensation is owed to the executive.  If the Company terminates an executive’s employment without “cause,” as defined in the employment agreement, the Employment Agreements generally provide that the Company will continue to pay him for a period of six or twelve months following the date of termination and, at the Company’s option, severance payments and full benefits may be extended for an additional six-month period following the initial severance period.  See “Executive Compensation Tables—Severance.”

The Employment Agreements include a covenant not to compete following termination of employment for a period of up to one year as well as confidentiality provisions as are customary in nature and scope, for such agreements.

The terms of the Employment Agreements were established through the course of arms-length negotiations with the executives.  As part of these negotiations, the Committee analyzed the terms of the same or similar arrangements for comparable executives employed by some of the companies in our peer group.  The Committee used this approach in setting the amounts payable under the Employment Agreements.  The Employment Agreements’ termination of employment provisions were entered into in order to address competitive concerns by providing the executives with a fixed amount of compensation that would offset the potential risk of foregoing other opportunities.  At the time of entering into the Employment Agreements, the Committee considered ENGlobal’s aggregate potential obligations in the context of retaining the executive and his expected compensation.

In addition, Mr. Raiford is a party to an Option Pool Agreement with Alliance 2000, Ltd. (“Alliance”), a Texas limited partnership beneficially owned and controlled by our Chairman.  Under the Option Pool Agreement, options to acquire shares of ENGlobal’s common stock owned by Alliance were granted to Mr. Raiford.  These options vest and become exercisable upon a change of control of the Company.  This arrangement was entered into in connection with a merger and was intended to provide an incentive to certain key employees to remain in the Company’s service after the merger.  The Option Pool Agreement terminates on December 21, 2011.

Executive Perquisites

We do not provide substantial personal benefits or perquisites.  The current Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K) are eligible to receive an executive vehicle/auto allowance perquisite having an annual value of up to $9,000. See “Summary Compensation Table.”

Other Compensation

From time to time, we make available to employees and executives certain other fringe benefits. We may provide club memberships, tickets to sporting or cultural events, tickets to community events, etc. To the extent that such items are taxable to the individual, they are considered to be part of the individual’s compensation package. Other benefits provided to our executives are generally available to all employees, such as medical, dental, life, short-term disability, and long-term disability insurances, personal leave benefits, and. reimbursement for an annual physical exam.  See “Summary Compensation Table.”

What is the role of our executives in the compensation process?

Our Chief Executive Officer has access to the internal and external compensation information described above, including each executive’s annual performance review. Using that information, our Chief Executive Officer makes recommendations to the Committee regarding the compensation of our other executives. The Committee independently reviews the data and makes its own determinations for our executives.  The Committee is comprised of all of the Non-Employee Directors, each of whom is able to provide his views regarding the Chief Executive Officer’s performance and compensation.  The Committee has not historically engaged or retained any outside advisors or consultants with respect to executive or director compensation.

What are our equity and security ownership requirements?

We encourage stock ownership by executives through the use of equity awards.

When are awards granted and base salaries approved?

Each year, the Committee approves our executives’ base salaries, payout of annual incentive awards for the prior year, and annual and long-term incentive awards for the current year at its first regular quarterly meeting (generally in March or April). Any awards for newly hired executives are granted at the next regularly scheduled Committee meeting following the date the offer is accepted.  Offers to executive candidates are reviewed with the Committee prior to being made. Any equity awards included in an offer are subject to the Committee’s approval.

Our executives do not have any role in establishing the timing of grants or vesting of the equity awards. We do not have any program, plan or practice to time grants of equity or equity-based awards in coordination with the release of material non-public information and we do not set grant dates to new executives in coordination with the release of such information.  We have not timed, and do not intend to time, our release of material non-public information for the purpose of affecting the value of executive compensation.

Does the accounting and tax treatment of a particular form of compensation impact the form and design of awards?

The Committee considers tax, tax deductibility and accounting treatment of various compensation alternatives. However, these are not typically driving factors. The Committee may approve non-deductible compensation arrangements if it believes they are in the best interests of the Company and its stockholders taking into account several factors, including our ability to utilize the deduction based on projected taxable income.

Compensation Committee Report

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the SEC, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

           The Compensation Committee oversees the compensation plans, policies and programs of ENGlobal on behalf of the Board of Directors. In performing its oversight function, the Compensation Committee reviewed and discussed with management the Compensation Discussion & Analysis prior to its inclusion in this Proxy Statement. Based on these reviews and discussions, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion & Analysis be included in this Proxy Statement.

The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

Compensation Committee of the Board of Directors,

David C. Roussel, Chairman
David W. Gent
Randall B. Hale

April 27, 2011

Executive Compensation Tables

Summary Compensation Table

           As of December 31, 2010, the following table sets forth information regarding compensation earned during the last fiscal year by the Named Executive Officers.  The information in the table is calculated as of December 31, 2010.  On that date, the closing price on NASDAQ for the Company’s Common Stock was $3.72 per share.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	All Other Compensation (2)	Total
		($)	($)	($)	($)	($)

Edward L. Pagano ~ President & Chief	2010	$209,116	$25,000	$113,711	$8,463	$356,290
Executive Officer (3)

Robert W. Raiford ~ Chief Financial Officer	2010	$269,000	--	--	$10,400	$279,400
and Treasurer	2009	$260,000	--	--	$21,859	$281,859
	2008	$260,000	$116,250	--	$21,568	$397,818

Michael H. Lee ~ Executive Vice President,	2010	$229,000	--	--	$29,947	$258,947
Field Solutions (4)

Rochelle D. Leedy ~ Senior Vice President,	2010	$200,000	--	$29,621	$7,569	$237,190
Business Development (5)

Timothy P. Rennie ~ Executive Vice President,	2010	$72,805	$10,000	$29,621	--	$112,426
Engineering & Construction (6)

William A. Coskey ~ Chairman & Former	2010	$237,000	--	--	$10,400	$247,400
Chief Executive Officer (7)	2009	$245,000	--	--	$20,976	$265,976
	2008	$245,000	$92,000		$20,253	$357,253

Michael M. Patton ~ Senior Vice President,	2010	$239,000		$70,500	$10,800	$320,300
Midwest Operations (8)	2009	$230,000			$20,479	$250,479
	2008	$230,000	$80,000		$24,918	$334,918

J. Michael Harrison ~ Senior Vice President,	2010	$207,000		$35,250	$11,082	$253,332
Business Development Engineering Segment (9)	2009	$46,152			$2,811	$48,963
	2008		--	--	--	--

______________

(1)
This column shows the grant date fair value of equity awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718).  Values for awards subject to performance conditions are computed based upon the probable outcome of the performance condition as of the grant date.  For a description of certain assumptions made in the valuation of stock awards, see Note 2 to the Company’s audited consolidated financial statements, included in the Company’s Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 10, 2011.

(2)
Consists of benefits relating to the Executive Benefits Policy, including medical, dental, life, short-term disability, and long-term disability insurances.  Also includes personal leave benefits and reimbursements for the executive’s annual physical exam.  Current executive officers, including those who are Named Executive Officers, are eligible to receive an executive vehicle/auto allowance perquisite having an annual value of up to $9,000.

(3)
Mr. Pagano joined ENGlobal on May 3, 2010.  His employment agreement provides for a base salary of $300,000, an annual bonus with a target of 60% of his base salary, a $25,000 sign-on bonus, and certain equity incentives as more fully described in the CD&A section on page 16. Mr. Pagano did not receive an incentive bonus payment in 2010.  See “Incentive Bonus Plan” above.

(4)
In connection with a restructuring of the Executive Management Team, Mr. Lee became the Executive Vice President of ENGlobal’s Field Solutions business segment on January 1, 2011.  Also includes benefits for automobile allowance, country club, health club dues, fees and reasonable expenses of a maximum of $18,000 per year.

(5)
In June 2010, Ms. Leedy assumed the role of Senior Vice President, Business Development. She had previously served as the President of ENGlobal Automation Group, Inc. and President of ENGlobal Systems, Inc.

(6)
In September 2010, Mr. Rennie assumed the role of Senior Vice President, Gulf Coast Operations, leading ENGlobal’s operations in the Beaumont, Lake Charles, and Baton Rouge markets.  In 2010, he received a $10,000 sign-on bonus.  In connection with a restructuring of the Executive Management Team, Mr. Rennie became the Executive Vice President of ENGlobal’s Engineering & Construction business segment on January 1, 2011.

(7)
Effective May 3, 2010, Mr. Coskey resigned his role as CEO of ENGlobal, but he continues to serve as our Chairman of the Board of Directors.  Mr. Coskey was not paid any severance upon his resignation as CEO.

(8)
In June 2010, Mr. Patton assumed the role of Senior Vice President, Midwest Operations, leading ENGlobal’s operations in the Tulsa, Denver (Engineering) and Chicago markets.  He had previously served as Vice President of Project Development.  Mr. Patton’s employment terminated effective March 18, 2011. Pursuant to his Employment Agreement, the Company will pay severance to Mr. Patton in the form of salary continuation over a 12-month period, which is partially reflected in the above table.

(9)
In June 2010, Mr. Harrison became Senior Vice President, Business Development Midwest Operations (Engineering & Construction), pursing project opportunities in the Tulsa, Denver (Engineering) and Chicago markets.  He had previously served as Senior Vice President of Business Development.

Grants of Plan-Based Awards

The following table sets forth information regarding each grant of an equity-based award during 2010 to the individuals named in the Summary Compensation Table above.

Name	Grant Date	All Other Stock Awards: Number of Securities Underlying Stock (1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)

Edward L. Pagano	06/17/2010	40,323	$2.48	$113,711
Robert W. Raiford	--	--	--	--
Michael H. Lee	--	--	--	--
Rochelle D. Leedy	09/10/2010	10,504	$2.38	$29,621
Timothy P. Rennie	09/10/2010	10,504	$2.38	$29,621
William A. Coskey	--	--	--	--
Michael M. Patton	01/27/2010	25,000	$3.09	$70,500
J. Michael Harrison	01/27/2010	12,500	$3.09	$35,250

(1)	The shares were granted under the Company’s 2009 Equity Incentive Plan, and vest over a four-year period with 25% vesting each year beginning December 31, 2010.
(2)
Reflects the full grant date fair value of the equity awards computed in accordance with applicable accounting guidance.  For a description of certain assumptions made in the valuation of stock awards, see Note 2 to the Company’s audited consolidated financial statements, included in the Company’s Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 10, 2011 and see “Summary Compensation Table” beginning on page 23 of this Proxy Statement.

Outstanding Equity Awards at Year End

The following table sets forth information as of December 31, 2010, regarding outstanding equity awards held by the individuals named in the Summary Compensation Table above.  The information in the table is calculated as of December 31, 2010.  On that date, the closing price on NASDAQ for the Company’s Common Stock was $3.72 per share.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Un-exercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Vested	Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested
Mr. Pagano	--	--	--	--	40,323	$150,002	--	--
Mr. Raiford	25,000	-- 485,000(2)	$6.83	12/04/2016	--	--	--	--
	--	--	--	--	--	--	--	--
Mr. Lee		--
Ms. Leedy	--	--	--	--	10,504	$39,075	--	--
Mr. Rennie	--	--	--	--	--	--	--	--
Mr. Coskey							--	--
Mr. Patton	--	--	--	--	12,500	$35,250	--	--

(1)
Mr. Coskey is a general partner of Alliance. Mr. Coskey beneficially owns 1,215,000 shares that are subject to an Option Pool Agreement pursuant to which options to acquire shares of the Company’s Common Stock that is owned by Alliance have been granted to certain employees of ENGlobal and its subsidiaries. The Option Pool Agreement terminates on December 21, 2011.

(2)
Includes options to acquire 485,000 shares of Common Stock at an exercise price of $3.81 per share which become vested and are exercisable only under certain conditions set forth in the Option Pool Agreement between the Company and Alliance. The Option Pool Agreement terminates on December 21, 2011.

(3)
The option vests as follows: 20% on date of grant and four equal annual installments of 20% each beginning on December 31, 2006. Consists of options to acquire 80,000 shares of Common Stock granted pursuant to the ENGlobal Corporation 1998 Incentive Plan. Mr. Patton’s employment terminated effective March 18, 2011. Pursuant to his Employment Agreement, the Company will pay severance to Mr. Patton.

(4)
Consists of options to acquire 40,000 shares of Common Stock granted pursuant to the ENGlobal Corporation 1998 Incentive Plan.  The option vests as follows: 20% on date of grant and four equal annual installments of 20% each beginning on December 31, 2009.

(5)
Includes options to acquire 485,000 shares of Common Stock at exercise prices ranging from $1.56 to $3.81 per share which become vested and are exercisable only on a change of control, as defined in the Option Pool Agreement between the Company and Alliance.  The Option Pool Agreement terminates on December 21, 2011.

Option Exercises and Stock Vested

As of December 31, 2010, the following table sets forth information regarding stock options exercised by the individuals named in the Summary Compensation Table above.  The information in the table is calculated as of December 31, 2010.  On that date, the closing price on NASDAQ for the Company’s Common Stock was $3.72 per share.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Mr. Pagano	--	--
Mr. Raiford	10,424	$38,777
	4,034	$15,006
Mr. Lee	--	--
Ms. Leedy	--	--
Mr. Rennie	--	--
Mr. Coskey	--	--
Mr. Patton	--	--
Mr. Harrison	--	--

Severance

The following table sets forth benefits payable to the Named Executive Officers upon the occurrence of a change in control of the Company, or the termination of employment without cause, death or permanent disability of the Named Executive Officers, as was described at the beginning of page 16 of the Compensation Discussion and Analysis.  The information in the table is calculated as of December 31, 2010.  On that date, the closing price on NASDAQ for the Company’s Common Stock was $3.72 per share.

Name	Termination without Cause	Voluntary Termination	Death	Disability	Change in Control

Mr. Pagano
Compensation:
Severance(1)	$150,000	--	--	$150,000	$300,000
Equity Awards	--	--	--	--	$50,000	(2)
Benefits and Perquisites:	--	--	--	--
Health/Dental/Medical (3)	$13,684	--	--	$13,684	$27,368

Mr. Raiford
Compensation:
Severance	$134,500	--	--	$134,500	--
Equity Awards (Unvested and Accelerated)	--	--	--	--	--	(4)
Benefits and Perquisites:
Health/Dental/Medical	$2,950	--	--	$2,950	--

Mr. Lee
Compensation:
Severance	$114,500			$114,500
Equity Awards (Unvested and Accelerated)	--	--	--	--	--
Benefits and Perquisites:
Health/Dental/Medical	$3,724			$3,724

Ms. Leedy
Compensation:
Severance		--	--	--	--
Equity Awards (Unvested and Accelerated)	--	--	--	--	$14,075	(5)
Benefits and Perquisites:
Health/Dental/Medical	--	--	--	--	--

Mr. Rennie
Compensation:
Severance	--	--	--	--	--
Equity Awards (Unvested and Accelerated)	--	--	--	--	$14,075	(6)
Benefits and Perquisites:
Health/Dental/Medical	--	--	--	--	--

Mr. Coskey
Compensation:
Severance	$118,500	--	--	$118,500
Equity Awards (Unvested and Accelerated)	--	--	--	--	--
Benefits and Perquisites:
Health/Dental/Medical	$2,950	--	--	$2,950	--

Mr. Patton
Compensation:
Severance	$239,000	--	--	--	--
Equity Awards (Unvested and Accelerated)	--	--	--	--	--	(7)
Benefits and Perquisites:
Health/Dental/Medical	$2,950	--	--	$2,950	--
Mr. Harrison
Compensation:
Severance	$90,000	--	--	$45,000	--
Equity Awards (Unvested and Accelerated)	--	--	--	--	$7,875	(8)
Benefits and Perquisites:
Health/Dental/Medical	$3,741	--	--	$3,741	--

(1)
Pursuant to Employment Agreement, if executive’s employment is terminated for any reason other than (i) for cause, as defined in the Employment Agreement, (ii) voluntary resignation, or (iii) his death, then for a period of six or twelve months (at the Company’s option) following the date of termination of employment the Company shall continue to pay to the executive their full or partial monthly salary. Amount in table assumes base salary at December 31, 2010.

(2)
Pursuant to Employment Agreement, if executive’s employment is terminated for any reason other than (i) for cause, as defined in the Employment Agreement, (ii) voluntary resignation, or (iii) his death, then for a period of six or twelve months (at the Company’s option) following the date of termination of employment the Company shall continue to include the executive and his dependents under the coverage of all group health, medical and dental insurance plans and policies.

(3)	Includes 40,323 unvested shares of restricted stock at a strike price of $2.48.
(4)
Does not include 25,000 out-of-the-money options.  The strike price of the options was $6.83 on the date of grant.  Also does not include 485,000 out-of-the-money options issued by Alliance, which vest upon a change in control of the Company and are exercisable only under certain conditions set forth in the Option Pool Agreement between the Company and Alliance. The strike price of the Alliance options was $3.81 as of December 31, 2010. The Option Pool Agreement terminates on December 21, 2011.

(5)	Includes 10,504 unvested shares of restricted stock at a strike price of $2.38.
(6)	Includes 10,504 unvested shares of restricted stock at a strike price of $2.38.
(7)
Does not include 80,000 out-of-the-money options.  The strike price of the options was $11.97 on the date of grant.  Also does not include 25,000 out-of-the-money unvested shares of restricted stock at a strike price of $3.09.  Also does not include 300,000 out-of-the-money options issued by Alliance, which vest upon a change in control of the Company and are exercisable only under certain conditions set forth in the Option Pool Agreement between the Company and Alliance.  The strike price of the Alliance options was $3.81 as of December 31, 2010.  The Option Pool Agreement terminates on December 21, 2011.

(8)	Does not include 12,500 out-of-the-money unvested shares of restricted stock at a strike price of $3.09.

Review of and Conclusion Regarding All Components of Executive Compensation

Based on our performance during the past several years, and in light of our executives’ efforts in directing the Company, the Compensation Committee and the Board have determined that the compensation paid to Mr. Coskey, as well as compensation paid to our other Named Executive Officers, serves the best interests of our stockholders and continues to emphasize programs that the Compensation Committee and the Board believe positively affect stockholder value.

DIRECTOR COMPENSATION

As of December 31, 2010, the following table discloses cash and equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s Non-employee Directors during the last fiscal year.

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
	($)	($)(1)(2)

Mr. Hale	$36,000	$26,514.60	$62,514.60
Mr. Gent	$32,000	$26,514.60	$58,514.60
Mr. Roussel	$32,000	$26,514.60	$58,514.60
Mr. Coskey(3)	--	--	--

(1)
Represents vested portion of 6,420 shares of restricted stock granted to each director on June 17, 2010.  Restricted stock vest 25% quarterly on each of September 30, 2010, December 31, 2010, March 31, 2011, and June 14, 2011. The market closing price on September 30, 2010 and December 31, 2010 were $2.51 and $3.72, respectively.

(2)	Represents 1,605 shares of vested restricted stock on September 30, 2010 and 1,605 shares of vested restricted stock on December 31, 2010 multiplied by the closing prices on those dates.
(3)	Mr. Coskey did not receive any fees other than his salary. See “Summary Compensation Table” above.

The principal objectives of our Non-employee Director compensation programs are to: (i) compensate for time spent on the Company’s behalf, (ii) ensure long-term retention, and (iii) align the compensation with long-term value to the Company’s stockholders.  We attempt to accomplish these objectives in an economical manner through a combination of reasonable director retainer fees and equity incentive grants to the Non-employee Directors.

Retainer Fees

Our Non-employee Directors, Messrs. Gent, Hale and Roussel, receive a retainer of $32,000 per year.  Non-employee Directors are also eligible for reimbursement of travel and other miscellaneous expenses associated with attendance at Board of Directors and Committee meetings.  The chairman of the Audit Committee, Mr. Hale, receives an additional $4,000 per year.

Restricted Stock Grants

Under the Company’s 2009 Equity Incentive Plan, Non-employee Directors are eligible to receive non-statutory equity grants.  In 2010, in recognition of the services provided by its Board of Directors, each Non-employee Director received restricted shares of the Company’s Common Stock, valued at $80,000 based on the fair market value of the shares on the date of grant.  The shares vest ratably and quarterly, beginning September 30, 2010.  The Company anticipates that in June 2011, Non-employee Directors will each receive restricted shares of the Company’s Common Stock valued at approximately $80,000 on the date of grant, with a quarterly vesting schedule beginning September 30, 2011, as compensation for their service to the Company during 2011-2012.  We anticipate that the shares will be granted on June 16, 2011, will vest quarterly and be fully vested on June 30, 2012.  Any unvested shares will be forfeited as of the date the Non-employee Director ceases to qualify as an Independent Director.

The Board considers the director compensation programs to be in conformity with industry standards and to be reasonable by comparison to directors’ compensation at the comparable companies that we used for our evaluation of executive compensation.

AUDIT MATTERS

Report of the Audit Committee

The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the SEC, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

In accordance with its written charter, the Audit Committee assists the Board in, among other matters, oversight of our financial reporting process, including the effectiveness of our internal accounting and financial controls and procedures, and controls over our accounting, auditing, and financial reporting practices.  A copy of the Audit Committee Charter is available on our website at www.englobal.com.

The Board has determined that all three members of the Committee are “independent” based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, our system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.  Our independent registered public accounting firm is responsible for auditing the financial statements.  The Audit Committee’s responsibility is to monitor and review these processes and procedures.  The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and we are not professionals in those fields.  The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent registered public accounting firm that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During fiscal year 2010, the Audit Committee held six meetings.  The Audit Committee’s meetings were conducted so as to encourage communication among the members of the Audit Committee, management, and our independent registered public accounting firm, Hein & Associates, LLP.  Among other things, the Audit Committee discussed with our internal and independent registered public accounting firm the overall scope and plans for ENGlobal’s audits.  The Audit Committee met separately with the independent registered public accounting firm, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls.  The Audit Committee also discussed with our independent registered public accounting firm all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2010 with management and our independent registered public accounting firm.  Management’s discussions with the Audit Committee included a review of critical accounting policies.

The Audit Committee obtained from the independent registered public accounting firm, a formal written statement describing all relationships between us and our auditors that might bear on the independent registered public accounting firm’s independence consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding independent registered public accounting firm’s communications with audit committees concerning independence  The Audit Committee discussed with the independent registered public accounting firm any relationships that may have an impact on the auditors’ objectivity and independence and satisfied itself as to the independent registered public accounting firm’s independence.  The Audit Committee has reviewed and approved the amount of fees paid to Hein & Associates for audit and non-audit services.  The Audit Committee concluded that the provision of services by Hein & Associates is compatible with the maintenance of Hein & Associates’ independence.

At five of its meetings during 2010, the Audit Committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and the overall certification process.  At these meetings, Company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that ENGlobal’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

Audit Committee of the Board of Directors,

Randall B. Hale, Chairman
David W. Gent, P.E.
David C. Roussel

April 27, 2011

Principal Auditor Fees

The Audit Committee has appointed Hein & Associates, LLP as ENGlobal’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  Representatives of Hein & Associates are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The following table shows the fees paid or accrued by ENGlobal for the audit and other services provided by Hein & Associates for fiscal year 2010 and 2009.

	2010	2009

Audit Fees	$253,300	$355,468
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--
Total	$253,300	$355,468

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the Company’s independent registered public accounting firm for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the Company’s independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by the Company’s independent registered public accounting firm for tax compliance, tax advice, and tax planning; and (iv) ”all other fees” are fees for products and services provided by the Company’s independent registered public accounting firm, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, except for the ability to designate a portion of this responsibility as described below, the full Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the auditors’ independence from ENGlobal.  The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.  The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to ENGlobal or any of its subsidiaries, except that the Audit Committee Chairman has the right to approve up to $25,000 of services in any year. During 2010, all fees were pre-approved by the Audit Committee.

OTHER MATTERS

To the best of the knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the Annual Meeting.  If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

The Company has received no notice of any other items to be submitted for consideration at the Annual Meeting and, except for reports of operations and activities by management, which are for informational purposes only and require no approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management does not know of or contemplate any other business that will be presented for action by the stockholders at the Annual Meeting.  If any further business is properly presented at the Annual Meeting, the persons named as proxies will act in their discretion on behalf of the stockholders they represent.

STOCKHOLDER PROPOSALS FOR 2012

The 2012 Annual Meeting of Stockholders is expected to be held in June 2012.  The Company must receive by January 8, 2012 any stockholder proposal intended to be presented at the next annual meeting of stockholders for inclusion in the Company’s proxy materials.  Proposals must comply with the proxy rules relating to stockholder proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.  Proposals should be delivered to ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-5914, Attention: Corporate Secretary, prior to the specified deadline.

SEC rules and regulations provide that if the date of the Company’s 2012 Annual Meeting is advanced or delayed more than 30 days from the date of the 2011 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2012 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2012 Annual Meeting.  The Company will disclose such a change in the earliest possible Quarterly Report on Form 10-Q, upon determination by the Company that the date of the 2012 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2011 Annual Meeting.  If you intend to present a proposal at our 2012 Annual Meeting, but you do not intend to have it included in our 2012 Proxy Statement, your proposal must be delivered to the Secretary of ENGlobal no later than March 24, 2012.

ANNUAL REPORT TO STOCKHOLDERS

We are furnishing our annual report to our stockholders over the Internet.  You may read, print and download our annual report at http://www.proxyvote.com.  You may request the annual report be sent to you by mail or email by following the instructions on the notice of Internet availability mailed to you on May 6, 2011.  The annual report may also be read, downloaded and printed at www.englobal.com.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of this Proxy Statement have been approved by the Board of Directors, and the Board of Directors has authorized the mailing of this Proxy Statement to the stockholders of the Company.

By Order of the Board of Directors,

Natalie S. Hairston
Chief Governance Officer and Secretary

Houston, Texas
April 29, 2011